EXHIBIT 99.1

REALNETWORKS COMPLETES ACQUISITION OF LISTEN.COM & AWARD-
WINNING RHAPSODY DIGITAL MUSIC SERVICE

12.4 Million On-Demand Songs Delivered in July — a 13% Increase Over June; Combined Company
Poised to Lead Digital Music Industry

SEATTLE — August 5, 2003 — RealNetworks®, Inc. (Nasdaq: RNWK), the global leader in digital media services and software for consumers and businesses, today announced it has completed the acquisition of Listen.com, creator of the award-winning RHAPSODY® digital music service. RealNetworks also announced that RHAPSODY delivered more than 12.4 million on-demand songs to its subscribers in July, a 13% increase over June, underscoring continued growth in consumer usage of RHAPSODY since RealNetworks launched RealOne RHAPSODY in May.

“We’re delighted to be completing the acquisition of Listen.com today,” said Rob Glaser, CEO, RealNetworks, Inc. “We’re especially pleased that we’re bringing in both Listen.com’s best-of breed RHAPSODY digital music service and the world-class team that has been building RHAPSODY for 4 years. By combining RHAPSODY with other major digital music assets, such as our popular Internet radio and jukebox products, we are poised to create the most compelling digital music experience in the world.”

“By joining with RealNetworks we are poised to take our business to the next level,” said Sean Ryan, vice president of Music Services, RealNetworks, Inc. (former chief executive officer of Listen.com.) “In addition to RealNetworks’ world class technology, RealNetworks’ broad Internet distribution fits perfectly with our existing distribution partners such as broadband operators. The continued rapid growth of RHAPSODY shows that we are absolutely on the right path.”

RHAPSODY offers consumers unlimited, ‘all you can eat’ access to the broadest library of major and independent label music with more than 350,000 tracks available for on-demand listening and more than 240,000 songs available for transferring to CD, a.k.a. ‘burning.’ At only 79¢ for any track, RHAPSODY offers subscribers the lowest per-burn price available to U.S. consumers through any of the new generation of digital music services. In addition to burning full albums or custom mix CDs, RHAPSODY subscribers can build their own custom Internet radio stations, listen to professionally programmed stations, and browse extensive music information and editorial recommendations.

With this acquisition, RealNetworks now owns two of the Internet’s best subscription content services, the critically acclaimed and market-leading RealOne™ SuperPass, which offers leading news, sports and entertainment programming, and the RHAPSODY music service. RealNetworks has more than 1 million customers of its paid content subscription services.

RHAPSODY is available as RealOne RHAPSODY via RealNetworks, with a 14-day free trial, for $9.95 a month at www.real.com. RHAPSODY is also distributed to consumers through co-branded versions of the service by: Audiogalaxy, Cablevision Systems Corporation’s Optimum Online®, Charter Communications, Down Beat, Gateway, JamBase.com, Lycos, RCN Corporation, Time Warner Cable’s Road Runner high-speed ISP, Sony’s Musiclub, Speakeasy, Sprint, and Verizon Online.

For More Information:
Lisa Amore, RealNetworks, 206-674-2221, lamore@real.com
Matt Graves, RealNetworks, 415-934-2159, mgraves@listen.com

About RealNetworks

RealNetworks is the global leader in digital media services and software for consumers and businesses. Consumers use RealNetworks’ RealOne Player and our content subscription services to create and play free and premium digital content. Broadcasters, network operators, media companies and enterprises use RealNetworks’ products and services to deliver digital media to PCs, mobile phones and consumer electronics devices. Consumers can access and experience audio/video programming and download RealNetworks’ consumer software at http://www.real.com. RealNetworks’ systems and corporate information is located at http://www.realnetworks.com.

RealNetworks, RealOne, SuperPass, Listen.com, and RHAPSODY are trademarks or registered trademark of RealNetworks, Inc.

This press release contains forward-looking statements that involve risks and uncertainties, including statements relating to: (a) the effect of the acquisition on RealNetworks’ business and the combined business, (b) the potential of the combined businesses to create a compelling digital music experience, and (c) the continued rapid growth of RHAPSODY. Actual results may differ materially from the results predicted. Factors that could cause actual results to differ from the results predicted include risks regarding: whether RealNetworks will be able to successfully integrate Listen.com following the closing of the acquisition; the timely development, production and acceptance of the products, services and technologies contemplated by the proposed acquisition; competitive risks, including existing competing technologies, products and services and the emergence of new entrants; development and consumer acceptance of legal online music distribution services; the continued growth of “free” peer-to-peer services; potential litigation involving patents and intellectual property matters; and general macroeconomic trends including without limitation financial difficulties facing technology companies and the reduced demand for technology products.

More information about potential risk factors that could affect RealNetworks’ business and financial results is included in RealNetworks’ annual report on Form 10-K for the year ended December 31, 2002 and its quarterly report on Form 10-Q for the period ended March 31, 2003 and from time to time in other reports filed by RealNetworks with the Securities and Exchange Commission.